EXHIBIT 99.1

2018 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meeting Date: June 5, 2018 / Record Date: April 11, 2018

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	36,917,173	/	75.22%
Eligible Class B Votes:	1,001,714	Class B Quorum Total:	0	/	0%
Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	36,917,173	/	73.71%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Christopher W. Claus	0	6,904,073	6,904,073
Gerald W. Shields	0	5,800,997	5,800,997
Jerry D. Davis, Jr.	0	6,932,883	6,932,883
Gov. Francis A. Keating II	0	6,902,570	6,902,570

WITHHELD:
Christopher W. Claus	0	59,002	59,002
Gerald W. Shields	0	726,566	726,566
Jerry D. Davis, Jr.	0	35,627	35,627
Gov. Francis A. Keating II	0	61,485	61,485

ABSTAIN:
Christopher W. Claus	0	49,540	49,540
Gerald W. Shields	0	485,090	48,509
Jerry D. Davis, Jr.	0	44,105	44,105
Gov. Francis A. Keating II	0	48,598	48,598

NON-VOTES:
Christopher W. Claus	0	2,394,851	2,394,851
Gerald W. Shields	0	2,394,851	2,394,851
Jerry D. Davis, Jr.	0	2,394,851	2,394,851
Gov. Francis A. Keating II	0	2,394,851	2,394,851

UNCAST:
Christopher W. Claus	0	27,509,708	27,509,708
Gerald W. Shields	0	27,509,670	27,509,670
Jerry D. Davis, Jr.	0	27,509,708	27,509,708
Gov. Francis A. Keating II	0	27,509,670	27,509,670

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Dr. Robert B. Sloan, Jr.	0	0	0
Dr. Terry S. Maness	0	0	0
Dr. E. Dean Gage	0	0	0
Grant G. Teaff	0	0	0
Constance K. Weaver	0	0	0
WITHHELD:	0	0	0
ABSTAIN:	0	0	0
NON-VOTES:	0	0	0
UNCAST:	0	1,001,714	1,001,714

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL
FOR:	0	6,274,758	6,274,758
AGAINST:	0	42,034	42,034
ABSTAIN:	0	695,861	695,861
NON-VOTES:	0	2,394,851	2,394,851
UNCAST:	0	27,509,670	27,509,670

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #3	IN PERSON	BY PROXY	TOTAL
FOR:	0	9,364,618	9,364,618
AGAINST:	0	14,119	14,119
ABSTAIN:	0	28,766	28,766
NON-VOTES:	0	0	0
UNCAST:	0	27,509,670	27,509,670